UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2018 (June 26, 2018)

CHINA COMMERCIAL CREDIT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No.1 Zhongying Commercial Plaza, Zhong Ying Road, Wujiang, Suzhou, Jiangsu Province, China
(Address of principal executive offices)

(86-0512) 6396-0022

(Issuer’s telephone number)

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01	Changes in Company's Certifying Accountant.

(a)	Previous independent registered public accounting firm:

On June 26, 2018, the Board of Directors of the Company (the “Board”) approved the dismissal of Marcum Bernstein and Pinchuk LLP (“Marcum”) as the Company’s independent registered public accounting firm effective immediately.

For the fiscal years ended December 31, 2017 and 2016, Marcum’s audit reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified as to audit scope or accounting principles, however Marcum’s report on the Company’s financial statements for the year ended December 31, 2017 contained a provision concerning uncertainty as to the Company’s ability to continue as a going concern. The financial statements did not include any adjustments that might have resulted from the outcome of this uncertainty.

During the fiscal years ended December 31, 2017 and 2016 and any subsequent interim period through the date of dismissal, June 26, 2018, (i) there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference in connection with Marcum’s opinion to the subject matter of the disagreement; and (ii) except for the matter relating to internal control over financial reporting described below, there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

Marcum has communicated to us that the Company did not maintain effective internal controls over financial reporting.  Specifically,

(i)	Certain personnel primarily responsible for the preparation of our financial statements require additional requisite levels of knowledge, experience and training in the application of U.S. GAAP commensurate with our financial reporting requirements,
(ii)	The Company’s internal control over financial reporting require additional supervision,
(iii)	The Company needs to further improve its allowance analysis system to timely respond to changing economic conditions and have additional qualified personnel to perform allowance analysis, and
(iv)	The Company needs to improve its system to better track the collection litigations.

As disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, we expect to implement certain measures in 2018 to remediate material weaknesses identified in our internal control over financial reporting.

We furnished a copy of the disclosures in this report to Marcum and have requested that Marcum furnish us with a letter addressed to the SEC stating whether such firm agrees with the above statements or, if not, stating the respects in which it does not agree. We have received the requested letter from Marcum, and a copy of the letter is filed with this Current Report on Form 8-K as Exhibit 16.1.

(b)	New independent registered public accounting firm:

On June 26, 2018, upon recommendation of the Audit Committee, the Board approved the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP (“BDO”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2018.

During the two most recent fiscal years and through June 26, 2018, the Company has not consulted with BDO regarding (1) any matter that was the subject of a disagreement or a reportable event described in Items 304(a)(1)(iv) or (v), respectively, or (2) any matter that was the subject of a disagreement or a reportable event described in Items 304(a)(1)(iv) or (v), respectively, of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from Marcum Bernstein and Pinchuk LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2018	CHINA COMMERCIAL CREDIT, INC.

	By:	/s/ Long Yi
	Name:	Long Yi
	Title:	Chief Financial Officer

3